UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported) October 25, 2006
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                           Moller International, Inc.
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             (Exact name of registrant as specified in its chapter)

         CALIFORNIA                                               68-0006075
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(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

  1222 RESEARCH PARK DRIVE, DAVIS CA                                 95616
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(Address of principal executive offices)                           (Zip Code)


                        Telephone Number: (530) 756-5086
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          (Former name or former address, if changed since last report)


8.01 Other Events

On October 24, 2006 Moller International received a letter dated October 16, 2006 from NASD stating that we had not filed our SEC Form 10-K within the prescribed period for filing and as a result were identified on the NASD Daily List as delinquent effective October 16, 2006. In addition, a fifth character "E" was appended to the company's securities symbol as of the first business day after the delinquency notification appeared on the Daily List.

The NASD stated that under Rule 6530 we had been granted a grace period for corrective action, expiring on November 15, 2006. The Company has been requested to contact NASD immediately if it can demonstrate compliance with Rule 6530 prior to the expiration of the grace period.

Any OTCBB issuer that is delinquent in its reporting obligations three times in a 24-month period and/or is actually removed from the OTCBB for failure to file two times in a 24-month period is ineligible for quotation on the OTCBB for a period of one year. In this regard, NASD identified that the 10-K for the period ending June 30, 2006 was the Company's first delinquency in the past 24-month period.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Moller International I has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



/s/ Paul S. Moller, President
    -------------------------
    (Registrant)

Date: October 25, 2006
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